                                                                  Exhibit 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE L. E. MYERS CO. GROUP


     We, Elliott C. Robbins, Senior Vice President, and Byron D. Nelson, Secretary, of The L. E. Myers Co. Group, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify under the seal of the Corporation as follows:

     First:    That the name of the Corporation is The L. E. Myers Co.
               Group.

     Second: That the Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover, Delaware, on the 15th day of January, 1982.

     Third: That the Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State, Dover, Delaware, on the 21st day of August, 1987.

     Fourth: That the amendment and restatement of the Certificate of Incorporation to read as set forth below has been duly adopted in accordance with Corporation law accordance with the provisions of Sections 242 and 245 of the General Corporation law of the State of Delaware by the board of directors of the Corporation.

     Fifth: That the amendment and restatement reflects the amendment to Article First to change the name of the Corporation from The
               L. E. Myers Co. Group to MYR Group Inc. and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the restated certificate.

     Sixth:    That the text of the Certificate of  Incorporation of The
               L. E. Myers Co. Group is hereby amended and restated by this certificate, to read in full, as follows:










                                      35

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 MYR GROUP INC.

     FIRST:   The name of the corporation is MYR Group Inc.

     SECOND: The address of its registered office in the State of Delaware is, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is seven million (7,000,000), of which six million (6,000,000) shares of the par value of $1.00 each are to be of a class designated Common Stock and one million (1,000,000) shares of the par value of $1.00 each are to be of a class designated Preferred Stock. The Preferred Stock shall be issuable in series.

         1.   Common Stock Provisions

         1.1 Dividend rights. Subject to provisions of law and the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the board of directors.

         1.2  Voting rights.    The holders of the Common Stock shall have
              one vote for each share on each matter submitted to a vote of the stockholders of the corporation. Except as otherwise provided by law or by the provisions of the certificate of incorporation or any amendment thereto or by resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

         1.3 Liquidation rights. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

         2.   Preferred Stock Provisions

         2.1 Authority of the board of directors to issue in series. The Preferred Stock may be issued from time to time in one or more series. Subject to the provisions of the certificate of incorporation or any amendment thereto, authority is expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolutions providing for the issue of each such series the voting powers (if any), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof (sometime referred to as powers, preferences and rights) to the full extent now or hereafter permitted by law, including but not limited to the following:





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



     (a) the number of shares of such series (which may subsequently be increased or decreased [but not below the number of shares thereof then outstanding] by resolutions of the board of directors) and the distinctive designation thereof;
     (b) the dividend rate of such series and any limitations, restrictions or conditions on the payment of such dividends;
     (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;
     (d) the amounts which the holders of the shares of such series are entitled to receive upon any liquidation, dissolution or winding up of the corporation;
     (e) the terms of any purchase, retirement or sinking fund to be provided for the shares of such series;
     (f) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, and the terms and conditions of such conversion or exchange; and
     (g) the voting powers, full or limited (not to exceed one vote per share), if any, of the shares of such series.

         The Preferred Stock of each series shall rank on a parity with the Preferred Stock of every other series in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, to the extent of the preferential amounts to which the Preferred Stock of the respective series shall be entitled under the provisions of the certificate of incorporation or any amendment thereto or the resolutions of the board of directors
         providing for the issue of  such series.   All shares of any one
         series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall accumulate (if cumulative).

     2.2 Definitions.

     (a) The term "arrearages," whenever used in connection with dividends on any share of Preferred Stock, shall refer to the condition that exists as to dividends, to the extent that they are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled), on such share which shall not have been paid or declared and set apart for payment to the date or for the period indicated; but the term shall not refer to the condition that exists as to dividends, to the extent that they are non-cumulative, on such share which shall not have been paid or declared and set apart for payment.
     (b) The term "stock junior to the Preferred Stock," whenever used with reference to the Preferred Stock, shall mean the Common
         Stock and other stock of the corporation over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation or winding up of the corporation.
     (c) The term "subsidiary" shall mean any corporation, association or business trust, the majority of whose outstanding shares (at the time of determination) having voting power for the election of directors or trustees, either at all times or only so long as no senior class of shares has such voting power because of arrearages in dividends or because of the existence of some default, is owned directly or indirectly by the corporation.

     2.3 Dividend rights.

     (a) The holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of the certificate of incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of such series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or any amendment thereto, or such resolutions of the board of directors, nor shall any arrearages in dividends on the Preferred Stock bear any interest.
     (b) So long as any of the Preferred Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preferred Stock and cash in lieu of fractional shares in connection with any such dividend,) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preferred Stock, unless
     (i) there shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period, and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock (cumulative and non-cumulative); and
    (ii) the corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for the Preferred series; and
   (iii) the corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.
     (c) So long as any of the Preferred Stock is outstanding, no shares of any stock junior to the Preferred Stock shall be purchased, redeemed or otherwise acquired by the corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the Preferred Stock through the issuance of other stock junior to the Preferred Stock, or the purchase, redemption or other acquisition of any stock junior to the Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Preferred Stock, nor shall any funds be set as if or made available for any sinking fund for the purchase or redemption of any stock junior to the Preferred Stock, unless
     (i) there shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period; and
    (ii) the corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for the Preferred Stock of any series; and
   (iii) the corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.
     (d) Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property or stock junior to the Preferred Stock) as may be determined by the board of directors may be declared and paid on the shares of any stock junior to the Preferred Stock from time to time, and in the event of the declaration and payment of any such dividends, the holders of such junior stock shall be entitled, to the exclusion of holders of the Preferred Stock, to share ratably therein according to their respective interests.
     (e) Dividends in full shall not be declared or paid or set apart for payment on any series of Preferred Stock unless there shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock to the extent that such dividends are cumulative and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

2.4    Liquidation rights.

(a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive the full preferential amount fixed by the certificate of incorporation or any amendment thereto, or by the resolutions of the board of directors providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preferred Stock. After such payment in full to the holders of the Preferred Stock, the remaining assets of the corporation shall then be distributed exclusively among the holders of any stock junior to the Preferred Stock, according to their respective interests.
(b) If the assets of the corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preferred Stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to holders of the Preferred Stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on shares.
(c) A consolidation or merger of the corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

2.5    Redemption.

(a) The corporation may, at the option of the board of directors, redeem the whole or any part of the Preferred Stock, or of any series thereof, at any time or from time to time within the period during which such stock is by its terms redeemable at the option of the board of directors, by paying such redemption price thereof as shall have been fixed by the certificate of incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, including an amount in the case of each share so to be redeemed equal to any arrearages in dividends thereon to the date fixed for redemption (the total amount so to be paid being hereinafter called the "redemption price").
(b) Unless expressly provided otherwise in the certificate of incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, (i) notice of each such redemption shall be mailed not less than thirty days nor more than ninety days prior to the date fixed for redemption to each holder of record of shares of the Preferred Stock to be redeemed, at his address as the same may appear on the books of the corporation, and (ii) in case of a redemption of a part only of any series of the Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the board of directors may determine. The board of directors shall have full power and authority, subject to the limitations and provisions contained in the certificate of incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, to prescribe the manner in which and the terms and conditions upon which the Preferred Stock may be redeemed from time to time.
(c) If any such notice of redemption shall have been duly given, then on and after the redemption date fixed in such notice of redemption (unless default shall be made by the corporation in the payment or deposit of the redemption price pursuant to such notice) all arrearages in dividends, if any, on the shares of Preferred Stock so called for redemption shall cease to accumulate, and on such date all rights of the holders corporation forthwith.



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
           The corporation shall be entitled to receive from the depositary, from time to time, the interest, if any, allowed on such funds deposited with it, and the holders of the shares so redeemed shall have no claim to any such interest. Any funds so deposited and remaining unclaimed at the end of six years from the redemption date shall, if thereafter requested by the board of directors, be repaid to the corporation.

     (e) Shares of Preferred Stock of any series may also be subject to redemption, in the manner hereinabove prescribed under this Section 2.5, through operation of any sinking or retirement fund created therefor, at the redemption prices and under the terms and provisions contained in the certificate of incorporation or any amendment thereto or resolutions of the board of directors providing for the issue of such series.

     (f) The corporation shall not be required to register a transfer of any share of Preferred Stock (i) within fifteen days preceding a selection for redemption of shares of the series of Preferred Stock of which such share is a part or (ii) which has been selected for redemption.

     (g) If any obligation to retire shares of Preferred Stock is not paid in full on all series as to which such obligation exists, the number of shares of each such series to be retired pursuant to any such obligation shall be in proportion to the respective amounts which would be payable if all amounts payable for the retirement of all such series were discharged in full.

     2.6 Status of Preferred Stock purchased, redeemed or converted. Shares of Preferred Stock purchased, redeemed or converted into or exchanged for shares of any other class or series shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series.

     3.    Other Provisions

     3.1 Authority for issuance of shares. The board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value. Shares so issued, for which the consideration has been paid to the corporation, shall be full paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

     3.2   No preemptive rights.   No holder of shares of any class of the
           corporation nor of any security or obligation convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, shares of any class of the corporation or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized.

     3.3 Abandonment of dividends and distributions. Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared, or other distributions made, by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

     3.4   Record date.   The board of directors may set a record date in the
           manner and for the purposes authorized in the bylaws of the corporation, with respect to shares of stock of the corporation of any class or series.


     3.5 Certain amendments. Except as otherwise provided in the certificate of incorporation or any amendment thereto or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

FIFTH: The original bylaws of the corporation shall be adopted by the incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation (subject to the terms of Article Ninth).

SIXTH. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporations shall so provide.

SEVENTH. (a) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after April 28, 1987 to further limit or eliminate liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. If the Delaware General Corporation Law is amended after April 28, 1987 to increase or expand liability of the corporation's directors for breach of fiduciary duty or if the foregoing provisions of this paragraph (a) are modified or repealed by the stockholders of the corporation, no such amendment, modification or repeal shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment, modification or repeal or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such amendment, modification or repeal.
           (b) Each natural person (hereinafter referred to as a "Covered Person") who was or is a party or is threatened to be made a party to or is otherwise Involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, administrator or legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of or in a comparable capacity with respect to any other corporation, partnership, joint venture, trust or other, enterprise (including, without limitation, service with respect to any employee benefit plan), shall be indemnified by the corporation to the fullest extent authorized by the Delaware General Corporation Law as it may exist from time to time; provided, however, except as otherwise expressly provided in any indemnification agreement between the corporation and such Covered Person, that the corporation shall indemnify any Covered Person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or such part thereof) was authorized by the Board of Directors of the corporation. The right of a Covered Person to indemnification conferred by the first sentence of this paragraph (b) shall be a contract right and shall include the right to have the expense incurred by such Covered Person in connection with any such Proceeding paid by the corporation as incurred and in advance of its final disposition, provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Covered Person in advance of the final disposition of a Proceeding shall be made by the corporation only upon delivery to the corporation of an undertaking, by or on behalf of such Covered Person, to repay to the corporation all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to such indemnification under this paragraph (b) or otherwise. Any person who at any time shall serve, or shall have served, as an employee or an agent of the corporation or of any other enterprise at the request of the corporation (and any heir, executor, administrator or legal representative of any such person), other than in a capacity covered by the first sentence of this paragraph (b), may be similarly indemnified in the specific case at the discretion of the board of directors of the corporation.
           (c) The right to indemnification (including without limitation the payment of expenses in advance of the final disposition of any Proceeding) conferred on any natural person by paragraph (b) of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Without limiting the generality of the foregoing the corporation is specifically authorized to enter into an indemnification agreement with any such person.
           (d) The corporation may maintain insurance, at its expense, to protect itself and any natural person serving as a director, officer, employee or agent of this corporation or, at the request of the corporation, of another corporation, partnership, joint venture, trust or other enterprise (including without limitation any trustee or person serving in a similar capacity with respect to any employee benefit plan) against any and all expense, liability and loss (including without limitation attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) asserted against it or him or her and incurred by it or him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability and loss under the Delaware General Corporation Law.

EIGHTH: The corporation reserves the right (subject to the terms of Article Fourteenth) to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH. The number of directors which shall constitute the whole board of directors of the corporation shall be the number from time to time fixed by the bylaws of the corporation, and such number of directors so fixed in such bylaws may be changed only upon the affirmative vote of (i) the holders of at least 80% of all the securities of the corporation then entitled to vote on such change or (ii) two-thirds of the directors in the office at the time of the vote. The directors shall be divided into three classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1984; the term of office of the Initial Class II directors shall expire at the annual meeting of stockholders in 1985; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1983, or thereafter in each case when their respective successors are elected and qualified. At each annual election, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified. When the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

TENTH. (a) For the purposes of this Article Tenth and Article Eleventh: (i) the term "Person" shall include any individual, corporation, partnership, trust, unincorporated organization or other entity, any syndicate or group or any two or more of the foregoing that have any agreement or understanding (or, with or without an agreement or understanding, act in concert) with respect to acquiring, holding, voting or disposing of securities of the corporation, and shall include also any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1982) of any Person, (ii) any Person shall be deemed to be the beneficial owner of any securities of the corporation which such Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise; (iii) the term "Substantial Part" shall mean any assets having a then fair market value, in the aggregate, of more than $5,000,000; (iv) the term "Subsidiary" shall mean any corporation in which the corporation owns, directly or indirectly, more than 50% of the voting securities;
           (v) the term "Business Combination" shall mean any merger or consolidation of the corporation with or into any other corporation, or the sale or lease of all or any Substantial Part of the assets of the corporation to, or any sale or lease to the corporation or any Subsidiary in exchange for securities of the corporation of any Substantial Part of the assets of, any Person; and (vi) the outstanding securities of any class of the corporation shall include securities deemed owned through application of the preceding clauses of this paragraph (a) of this Article Tenth, but shall not include any other securities which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.
           (b) Except as set forth in paragraph (c) of this Article Tenth, the affirmative vote of the holders of at least 80% of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Tenth as one class, shall be necessary for the adoption or authorization of any Business Combination with any Person if, as of the record date for the determination of security holders entitled to notice thereof and to vote thereon, such Person is the beneficial owner, directly or indirectly, of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, considered for the



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

           purposes of this Article Tenth as one class. The foregoing vote shall be in lieu of any lesser lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, this certificate of incorporation or any agreement to which party.
           (c)  The provisions of this Article Tenth shall not be applicable to
           (i) any Business Combination on terms and conditions substantially consistent with those set forth in a memorandum of understanding with the Person who is a party to such Business Combination approved by resolution of the board of directors of the corporation prior to the time that such Person shall have become a holder of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, or (ii) any Business Combination between any Person and the corporation or any Subsidiary thereof if a majority of the outstanding shares of all classes of stock then entitled to vote at a meeting of stockholders of such Person is owned by the corporation and its Subsidiaries.

ELEVENTH.  (a) For the purposes of this Article Eleventh, the definitions set forth in paragraph (a) of Article Tenth, as the same was in effect at the time of its adoption, shall apply.
           (b) Except as set forth in paragraph (c) of this Article Eleventh, the affirmative vote of the holders of at least 95% of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Eleventh as one class, shall be necessary for the adoption or authorization of any Business Combination with any Person if, as of the record date for the determination of security holders entitled to notice thereof and to vote thereon, such Person is the beneficial owner, directly or indirectly, of more than 30% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Eleventh as one class, unless the cash, or fair market value or other consideration, to be received by the holders of common stock of the corporation other than such Person, or by the corporation on account of such holders, per share of such common stock owned by such holders, is not less than the highest price per share (including brokerage commissions and soliciting dealers' fees, or both) paid by such Person in acquiring any of its holdings of common stock of the corporation. The term "other consideration to be received" shall mean common stock of the corporation retained by its existing public stockholders in the event of a merger with such Person in which the corporation is the surviving corporation. The foregoing vote shall be in lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, this certificate of incorporation (including Article Tenth) or any agreement to which the corporation is a party.
           (c) The provisions of this Article Eleventh shall not be applicable to (i) any Business Combination on terms and conditions substantially consistent with those set forth in a memorandum of understanding with the Person who is a party to such Business Combination approved by resolution of the board of directors of the corporation prior to the time that such Person shall have become a holder of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, or (ii) any Business Combination between any Person and the corporation or any Subsidiary thereof if a majority of the outstanding shares of all classes of stock then entitled to vote at a meeting of stockholders of such Person is owned by the corporation and its Subsidiaries.

TWELFTH. The corporation may voluntarily liquidate and dissolve only if the proposed liquidation and dissolution is approved by the affirmative vote of the holders of at least 80% of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise incorporation or any party.

THIRTEENTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting. The foregoing provision shall not apply to consents or approvals which any provision of the certificate of incorporation specifically authorizes to be evidenced by a writing without a meeting.

FOURTEENTH. No amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article Ninth, Article Thirteenth, or this Article Fourteenth, unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of at least 80% of all of the securities of the corporation then entitled to vote on such amendment, alteration, change or repeal, considered as one class. The foregoing vote shall be in lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required certificate of incorporation or any agreement corporation is a party.

IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the Corporation to be hereunto affixed this 14th day of December, 1995.


                                        __________________________
                                        Elliott C. Robbins
                                        Senior Vice President



ATTEST:



________________________
Byron D. Nelson
Secretary



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